Exhibit 21.1

SIGNIFICANT SUBSIDIARIES OF CHIPOTLE

Following is a list of subsidiaries of Chipotle, excluding certain subsidiaries that, in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Incorporation
Chipotle Mexican Grill Canada Corp.	Nova Scotia, Canada
Chipotle Mexican Grill France SAS	France
Chipotle Mexican Grill Germany GMBH	Germany
Chipotle Mexican Grill of Berwyn Heights, LLC	Maryland
Chipotle Mexican Grill of Colorado, LLC	Colorado
Chipotle Mexican Grill of Kansas, LLC	Kansas
Chipotle Mexican Grill of Maryland, LLC	Maryland
Chipotle Mexican Grill Texas Holdings, LLC	Colorado
Chipotle Mexican Grill U.S. Finance Co., LLC	Colorado
Chipotle Mexican Grill UK Limited	United Kingdom
Chipotle Services, LLC	Colorado
Chipotle Texas, LLC	Colorado
CMG Concessions, LLC	Colorado
CMG of Prince Georges, LLC	Maryland
CMG Pepper, LLC	Colorado
CMG Strategy Co., LLC	Colorado
CMGGC, LLC	Florida
EMEA Tortilla, Ltd.	United Kingdom
N793WF Lease, LLC	New Jersey
PL Restaurant Holdings, LLC	Colorado
PL Restaurant LLC	Colorado